Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Selective Insurance Group, Inc.:

We consent to the use of our reports dated February 12, 2021 with respect to the consolidated financial statements of Selective Insurance Group, Inc. and subsidiaries as of and for the three-year period ended December 31, 2020 and the effectiveness of internal control over financial reporting as of December 31, 2020 incorporated herein by reference and the reference to our firm under the heading “Experts” in the prospectus included herein.

/s/ KPMG LLP

New York, New York
June 3, 2021